Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to Loan Agreement (this “Amendment”) is made as of December 10, 2013, by and among AMERICAN TOWER CORPORATION, as Borrower (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), and the financial institutions whose names appear as lenders on the signature page hereof.

WHEREAS, the Borrower and the Administrative Agent are party to that certain Loan Agreement, dated as of January 31, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”) among the Borrower, the Administrative Agent and the Lenders from time to time party thereto.

WHEREAS, the Borrower, the Administrative Agent and the Lenders who are signatories hereto and who constitute Majority Lenders have agreed to amend the Loan Agreement pursuant to Section 11.11 of the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Loan Agreement.

2. AMENDMENT. The Loan Agreement is hereby amended as follows:

(a) Section 1.1 of the Loan Agreement is hereby amended by inserting the following definitions:

““Designated Person” means a person or entity (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order (as defined in the definition of “Sanctions Laws and Regulations”), (b) named as a “Specifically Designated National and Blocked Person” (“SDN”) on the most current list published by the U.S. Department of the Treasury Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list or (c) in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.”

““OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.”

““Sanctioned Country” means a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.”

““Sanctions Laws and Regulations” means (i) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control that apply to the Borrower; and (ii) any sanctions measures imposed by the United Nations Security Council, European Union or the United Kingdom that apply to the Borrower.”

(b) Section 4.1 of the Loan Agreement is hereby amended by inserting the following paragraph (n):

“(n) Designated Persons. None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any of their respective directors, officers, brokers or other agents is a Designated Person.”

(c) Article 5 of the Loan Agreement is hereby amended by inserting the following Section 5.11:

“Section 5.11 Designated Persons. None of the proceeds of any Loan will, to the Borrower’s knowledge, be used, and to the Borrower’s knowledge, none of the proceeds of any Loan have been used, to fund any operations in, finance any investments or activities in, or make any payments to a Designated Person or a Sanctioned Country.”

(d) Section 7.1 of the Loan Agreement is hereby amended by deleting paragraph (g) thereof in its entirety and inserting in its place the following:

“(g) Indebtedness of Subsidiaries of the Borrower, so long as (i) no Default exists or would be caused thereby and (ii) the principal outstanding amount of such Indebtedness at the time of its incurrence does not exceed (when taken together with the principal outstanding amount at such time of Indebtedness incurred under Section 7.1(i) hereof (or portion thereof) that is guaranteed by any Subsidiary of the Borrower), $800,000,000 in the aggregate;”

(e) Section 7.1 of the Loan Agreement is hereby further amended by deleting paragraph (k) thereof in its entirety and inserting in its place the following:

“(k) Guaranties by any Subsidiary of the Borrower of any of the foregoing except for the Indebtedness set forth under Section 7.1(h) hereof; provided that there shall be no prohibition against Guaranties by any Subsidiaries of the Borrower that (i) are special purposes entities directly involved in any CMBS Facilities and (ii) have no material assets other than the direct or indirect Ownership Interests in special purpose entities directly involved in such CMBS

Facilities; provided further that the principal outstanding amount of any Indebtedness set forth in Section 7.1(i) hereof (or portion thereof) that is guaranteed by any Subsidiary of the Borrower shall not exceed (when taken together with the principal outstanding amount at such time of Indebtedness incurred under Section 7.1(g) hereof), $800,000,000 in the aggregate.”

(f) Section 7.7 of the Loan Agreement is hereby amended by deleting the language therein in its entirety and inserting in its place the following:

“So long as the Debt Rating received from each of Standard and Poor’s, Moody’s and Fitch is lower than BBB-, Baa3, or BBB-, respectively, as of the end of each fiscal quarter, based upon the financial statements delivered pursuant to Section 6.1 or 6.2 hereof for such quarter, the Borrower shall maintain a ratio of (a) Adjusted EBITDA as of the end of such fiscal quarter to (b) Interest Expense for the twelve (12) month period then ending, of not less than 2.50 to 1.00.”

(g) Section 8.1 of the Loan Agreement is hereby amended by deleting paragraph (h) thereof in its entirety and inserting in its place the following:

“(h) a judgment not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court against the Borrower or any Material Subsidiary Group for the payment of money which exceeds singly, or in the aggregate with other such judgments, $250,000,000.00, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Material Subsidiary Group which, together with all other such property of the Borrower or any Material Subsidiary Group subject to other such process, exceeds in value $250,000,000.00 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process, shall not have been paid or discharged or removed to bond;”

(h) Section 8.1 of the Loan Agreement is hereby amended by deleting paragraph (j) thereof in its entirety and inserting in its place the following:

“(j) there shall occur (i) any acceleration of the maturity of any Indebtedness of the Borrower or any Material Subsidiary in an aggregate principal amount exceeding $250,000,000.00, or, as a result of a failure to comply with the terms thereof, such Indebtedness shall otherwise have become due and payable prior to its scheduled maturity; or (ii) any failure to make any payment when due (after any applicable grace period) with respect to any Indebtedness of the Borrower or any Material Subsidiary (other than the Obligations) in an aggregate principal amount exceeding $250,000,000.00;”

3. BRING-DOWN OF REPRESENTATIONS. The Borrower hereby certifies that, as of the date of this Amendment, (i) the representations and warranties contained in Section 4.1 of the Loan Agreement are true and correct in all material respects, except for those representations and warranties that are qualified by materiality or Materially Adverse Effect, which shall be true and correct, both before and after giving effect to this Amendment, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of the Loan Agreement except to the extent stated to have been made as of the Agreement Date, and (ii) no Default exists.

4. EFFECTIVENESS. (i) Section 2(a), (b), (c), (d), (e), (g) and (h) of this Amendment shall become effective as of the date first above written and (ii) Section 2(f) of this Amendment shall become effective as of September 30, 2013, in each case upon the Administrative Agent receiving this Amendment duly executed by the Borrower and the Majority Lenders.

5. NO OTHER AMENDMENTS. Except as provided herein, each of the other provisions of the Loan Agreement shall remain in full force and effect.

6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart.

7. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to performed in the State of New York.

8. MISCELLANEOUS.

(a) On and after the date hereof, (i) each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(c) On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed by their duly authorized officers, all as of the day and year above written.

BORROWER:	AMERICAN TOWER CORPORATION

	By:	/S/ THOMAS A. BARTLETT
	Name:	Thomas A. Bartlett
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Second Amendment to Loan Agreement]

LENDERS	JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

	By:	/S/ JOHN G. KOWALCZUK
	Name:	John G. Kowalczuk
	Title:	Executive Director

[Signature Page to Second Amendment to Loan Agreement]

Toronto Dominion (Texas) LLC, as a Lender

By:	/S/ ALICE MARE
Name:	Alice Mare
Title:	Authorized Signatory

Mizuho Bank, Ltd., as a Lender

By:	/S/ BERTRAM H. TANG
Name:	Bertram H. Tang
Title:	Designated Signatory

Citibank, N.A., as a Lender

By:	/S/ KEITH LUKASAVICH
Name:	Keith Lukasavich
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/S/ ALEX DAW
Name:	Alex Daw
Title:	Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By:	/S/ JOSE CARLOS
Name:	Jose Carlos
Title:	Director

[Signature Page to Second Amendment to Loan Agreement]

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/S/ CHRISTOPHER DAY
Name:	Christopher Day
Title:	Authorized Signatory

By:	/S/ JEAN-MARC VAUCLAIR
Name:	Jean-Marc Vauclair
Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:	/S/ SCOTT JENSEN
Name:	Scott Jensen
Title:	Authorized Signatory

BARCLAYS BANK PLC, as a Lender

By:	/S/ NOAM AZACHI
Name:	Noam Azachi
Title:	Vice President

SANTANDER BANK, N.A., as a Lender

By:	/S/ MATTHEW BARTLETT
Name:	Matthew Bartlett
Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/S/ SCOTT JOHNSON
Name:	Scott Johnson
Title:	Authorized Signatory

[Signature Page to Second Amendment to Loan Agreement]